Exhibit 99.1

Tenet Reports Fourth Quarter and FY 2023 Results;
Provides 2024 Financial Outlook
•Net income from continuing operations available to common shareholders in fourth quarter 2023 was $244 million, or $2.30 per diluted share

•Adjusted diluted earnings per share from continuing operations1 was $2.68 in fourth quarter 2023

•Consolidated Adjusted EBITDA1 in fourth quarter 2023 of $1.012 billion increased 12.8% over fourth quarter 2022

•Fourth quarter 2023 Ambulatory Care Adjusted EBITDA of $464 million increased 14.0% over fourth quarter 2022

•Same-facility system-wide ambulatory surgical cases increased 3.9% versus fourth quarter 2022; Same-hospital admissions increased 1.0% versus fourth quarter 2022, with non-Covid admissions up 2.6%

•FY 2024 Adjusted EBITDA Outlook is expected to be in the range of $3.285 billion to $3.485 billion and reflects the closing of the South Carolina hospital sale as of January 31, 2024 and assumes the closing of the California hospital sale on March 31, 2024

DALLAS — February 8, 2024 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter and year ended December 31, 2023.

"Our businesses performed exceptionally well in 2023, driven by strong same facility revenue growth and disciplined operating management," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "We carry momentum into 2024 and are focused on continuing to expand access to care and investing in cutting edge technology for our patients and physician partners, while strategically reducing our debt and growing our ambulatory care and hospital businesses."

Tenet’s results for fourth quarter 2023 versus fourth quarter 2022 are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions, except per share results)	2023	2022	2023	2022
Net operating revenues	$5,379	$4,990	$20,548	$19,174
Net income available to Tenet common shareholders from continuing operations	$244	$102	$611	$410
Net income available to Tenet common shareholders from continuing operations per diluted share	$2.30	$0.92	$5.71	$3.78
Adjusted EBITDA[1] excluding grant income	$1,010	$857	$3,525	$3,275
Adjusted EBITDA[1]	$1,012	$897	$3,541	$3,469
Adjusted diluted earnings per share from continuing operations[1]	$2.68	$1.96	$6.98	$6.80

•Net income from continuing operations available to the Company’s common shareholders in the fourth quarter 2023 was $244 million, or $2.30 per diluted share, versus $102 million, or $0.92 per diluted share, in fourth quarter 2022.

•Fourth quarter 2023 included COVID-related stimulus grant income of $2 million pre-tax ($2 million after-tax, or $0.02 per diluted share) versus $40 million pre-tax ($30 million after-tax, or $0.28 per diluted share) in fourth quarter 2022.

•The Company recognized additional income tax expense for the three and twelve months ended December 31, 2023 of approximately $15 million, or $0.14 per diluted share, and $73 million, or $0.70 per diluted share, respectively, as a result of interest expense limitations. During 2022, the Company recognized additional income tax expense for the three and twelve months ended December 31, 2022 of approximately $7 million, or $0.07 per diluted share, and $123 million, or $1.11 per diluted share, respectively, as a result of interest expense limitations.

•Adjusted EBITDA1 excluding grant income in fourth quarter 2023 was $1.010 billion compared to $857 million in fourth quarter 2022, reflecting strong volume growth in our Ambulatory Care and Hospital Operations segments, favorable payer mix, as well as improved contract labor costs. Additionally, in the fourth quarter of 2023, the Company recognized a $52 million aggregate favorable pre-tax impact associated with Medicaid supplemental revenue program adjustments in California and Texas.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the year ended December 31, 2023 were $2.374 billion versus $1.083 billion for the year ended December 31, 2022 (or $2.091 billion excluding $880 million of repayments associated with Medicare advances and $128 million of payroll tax deferrals from FY 2020).

•The Company produced free cash flow1 of $1.623 billion for the year ended December 31, 2023 versus $321 million for the year ended December 31, 2022 (or $1.329 billion excluding repayments of Medicare advances and deferred payroll tax payments).

•In the three months ended December 31, 2023, the Company repurchased 1,626,208 shares of common stock for $110 million. In the year ended December 31, 2023, the Company repurchased 3,112,191 shares of common stock for $200 million.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 3.89x at December 31, 2023 compared to 4.10x at December 31, 2022.

Recent Transactions

•On February 1, 2024, the Company announced the completion of the sale of three hospitals and related operations in South Carolina to Novant Health for approximately $2.4 billion (approximately $1.75 billion after-tax).

•On February 1, 2024, the Company announced it had signed a definitive agreement to sell four hospitals and related operations in Orange County and Los Angeles County, California to UCI Health for approximately $975 million (approximately $800 million after-tax). The transaction is expected to be completed in the spring of 2024, subject to customary regulatory approvals, clearances, and closing conditions.

•The Company estimates that as a result of the pre-tax book gains from these two transactions, the Company's income tax expense would be favorably impacted in 2024 by approximately $190 million due to a reduction in interest expense limitations.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of December 31, 2023, USPI had interests in 461 ambulatory surgery centers (322 consolidated) and 24 surgical hospitals (eight consolidated) in 35 states. For all periods prior to June 30, 2022, the Company owned 95% of the voting stock of USPI and now owns 100%.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Ambulatory segment results ($ in millions)	2023	2022	2023	2022
Revenues
Net operating revenues	$1,077	$933	$3,865	$3,248
Same-facility system-wide net patient service revenues[2]	$1,965	$1,794	$7,007	$6,416
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	3.9%	0.7%	5.6%	2.0%
Same-facility system-wide surgical cases on same-business day basis[2]	3.9%	0.7%	6.0%	1.6%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA excluding grant income	$464	$407	$1,543	$1,323
Adjusted EBITDA	$464	$407	$1,544	$1,327
Adjusted EBITDA margin excluding grant income	43.1%	43.6%	39.9%	40.7%
Adjusted EBITDA margin	43.1%	43.6%	39.9%	40.9%
Adjusted EBITDA less NCI excluding grant income	$280	$262	$958	$856
Adjusted EBITDA less NCI	$280	$262	$958	$858

•Fourth quarter 2023 net operating revenues increased 15.4% compared to fourth quarter 2022 driven by strong same-facility net surgical case growth, acquisitions and opening of de novo facilities, service line growth and improved pricing yield.

•Surgical business same-facility system-wide net patient service revenues increased 9.5% in fourth quarter 2023 compared to fourth quarter 2022, with cases up 3.9% and net revenue per case up 5.4%. The Company believes this strong volume growth is due in part to patient care deferred as a result of the pandemic.

•Fourth quarter 2023 Adjusted EBITDA increased 14.0% relative to fourth quarter 2022, due to strong same-facility system-wide surgical case growth, contributions from acquisitions and de novo facilities, and improved pricing yield.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions. We have combined Conifer with the former Hospital Segment and all prior periods have been revised for this change.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Hospital segment results ($ in millions)	2023	2022	2023	2022
Revenues
Net operating revenues	$4,302	$4,057	$16,683	$15,926
Grant income	$2	$40	$15	$190
Same-hospital net patient service revenues[3]	$3,748	$3,516	$14,458	$13,818
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	1.0%	0.5%	2.2%	(4.5)%
Adjusted admissions[4]	0.1%	2.9%	2.5%	(1.2)%
Outpatient visits (including outpatient ER visits)	(2.2)%	(2.8)%	(1.3)%	(4.8)%
Emergency Room visits (inpatient and outpatient)	(3.3)%	7.7%	0.1%	4.8%
Hospital surgeries	0.8%	(2.5)%	0.6%	(3.7)%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$546	$450	$1,982	$1,952
Adjusted EBITDA	$548	$490	$1,997	$2,142
Adjusted EBITDA margin excluding grant income	12.7%	11.1%	11.9%	12.3%
Adjusted EBITDA margin	12.7%	12.1%	12.0%	13.4%

•Fourth quarter 2023 net operating revenues increased 6.0% from fourth quarter 2022 primarily due to increased adjusted admissions, favorable payer mix, and improved pricing yield.

•Same-hospital net patient service revenue per adjusted admission increased 6.5% year-over-year for fourth quarter 2023 primarily due to improved pricing yield and our focus on growing higher acuity services. Fourth quarter non-COVID inpatient admissions increased 2.6% over fourth quarter 2022.

•Adjusted EBITDA excluding grant income in fourth quarter 2023 was $546 million compared to $450 million in fourth quarter 2022, reflecting strong non-COVID adjusted admissions growth, favorable payer mix and improved contract labor costs, partially offset by higher other operating expenses. Additionally, in the fourth quarter of 2023, the Company recognized a $52 million aggregate favorable pre-tax impact associated with Medicaid supplemental revenue program adjustments in California and Texas.

2024 Outlook1

Tenet’s Outlook for full year 2024 (consolidated and by segment) and first quarter 2024 follows. This outlook reflects the completion of the sale of our Coastal South Carolina hospitals on January 31, 2024 and assumes that the sale of our four California hospitals will be completed on March 31, 2024.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2024 Outlook	First Quarter 2024 Outlook
Net operating revenues	$19,900 to $20,300	$5,000 to $5,200
Net income from continuing operations available to Tenet common stockholders	$2,172 to $2,417	$1,742 to $1,872
Adjusted EBITDA	$3,285 to $3,485	$800 to $850
Adjusted EBITDA margin	16.5% to 17.2%	16.0% to 16.3%
Diluted income per common share from continuing operations	$20.69 to $23.02	$16.59 to $17.83
Adjusted net income from continuing operations	$605 to $725	$130 to $170
Adjusted diluted earnings per share from continuing operations	$5.76 to $6.90	$1.24 to $1.62
Equity in earnings of unconsolidated affiliates	$220 to $230	$40 to $50
Depreciation and amortization	$840 to $870	$210 to $220
Interest expense	$825 to $835	$220 to $230
Income tax expense[5]	$840 to $885	$590 to $620
Net income available to NCI	$735 to $785	$160 to $170
Weighted average diluted common shares	~105 million	~105 million
NCI cash distributions	$650 to $700
Net cash provided by operating activities[6]	$1,650 to $2,000
Adjusted net cash provided by operating activities[6]	$1,725 to $2,025
Capital expenditures	$775 to $875
Free cash flow – continuing operations[6]	$875 to $1,125
Adjusted free cash flow – continuing operations[6]	$950 to $1,150

Ambulatory Segment ($ in millions)	FY 2024 Outlook
Net operating revenues	$4,075 to $4,225
Adjusted EBITDA	$1,615 to $1,685
Total NCI (Facility level)	$625 to $655
Adjusted EBITDA less total NCI	$990 to $1,030
Changes versus prior year[7]:
Surgical cases volumes	Up 1.0% to 3.0%
Net revenues per surgical case	Up 2.0% to 3.0%

Hospital Segment ($ in millions)	FY 2024 Outlook
Net operating revenues	$15,825 to $16,075
Adjusted EBITDA	$1,670 to $1,800
NCI	$110 to $130
Changes versus prior year[7]:
Inpatient admissions	Up 1.0% to 3.0%
Adjusted admissions	Up 1.0% to 3.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s fourth quarter 2023 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on February 8, 2024. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on February 8, 2024.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our first quarter and full year 2024 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2023, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2022 through December 31, 2023. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.For 2024, Outlook for net cash provided by operating activities, Adjusted net cash provided by operating activities, Free cash flow - continuing operations and Adjusted free cash flow - continuing operations include an estimated $635 million of income tax payments associated with the gains on sale of the three hospitals and related operations in South Carolina and the four hospitals and related operations in California.
7.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 480 ambulatory surgery centers and surgical hospitals. We also operate 58 acute care and specialty hospitals, approximately 160 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Fourth Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended December 31,
	2023	%	2022	%	Change
Net operating revenues	$5,379	100.0%	$4,990	100.0%	7.8%
Grant income	2	—%	40	0.8%	(95.0)%
Equity in earnings of unconsolidated affiliates	73	1.4%	65	1.3%	12.3%
Operating expenses:
Salaries, wages and benefits	2,315	43.0%	2,306	46.2%	0.4%
Supplies	931	17.3%	860	17.2%	8.3%
Other operating expenses, net	1,196	22.2%	1,032	20.7%	15.9%
Depreciation and amortization	216	4.0%	213	4.3%
Impairment and restructuring charges, and acquisition-related costs	53	1.0%	129	2.6%
Litigation and investigation costs	19	0.4%	20	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	(11)	(0.2)%	(1)	—%
Operating income	735	13.7%	536	10.7%
Interest expense	(227)		(219)
Other non-operating income, net	11		4
Income from continuing operations, before income taxes	519		321
Income tax expense	(63)		(47)
Net income	456		274
Less: Net income available to noncontrolling interests	212		172
Net income available to Tenet Healthcare Corporation common shareholders	$244		$102

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$2.42		$0.98
Diluted	$2.30		$0.92

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	100,956		104,519
Diluted	104,167		106,368

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Twelve Months Ended December 31,
	2023	%	2022	%	Change
Net operating revenues	$20,548	100.0%	$19,174	100.0%	7.2%
Grant income	16	0.1%	194	1.0%	(91.8)%
Equity in earnings of unconsolidated affiliates	228	1.1%	216	1.1%	5.6%
Operating expenses:
Salaries, wages and benefits	9,146	44.5%	8,844	46.1%	3.4%
Supplies	3,590	17.5%	3,273	17.0%	9.7%
Other operating expenses, net	4,515	22.0%	3,998	20.8%	12.9%
Depreciation and amortization	870	4.2%	841	4.4%
Impairment and restructuring charges, and acquisition-related costs	137	0.7%	226	1.2%
Litigation and investigation costs	47	0.2%	70	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	(23)	(0.1)%	(1)	—%
Operating income	2,510	12.2%	2,333	12.2%
Interest expense	(901)		(890)
Other non-operating income, net	19		10
Loss from early extinguishment of debt	(11)		(109)
Income from continuing operations, before income taxes	1,617		1,344
Income tax expense	(306)		(344)
Income from continuing operations, before discontinued operations	1,311		1,000
Discontinued operations:
Income from discontinued operations	—		1
Net income	1,311		1,001
Less: Net income available to noncontrolling interests	700		590
Net income available to Tenet Healthcare Corporation common shareholders	$611		$411
Amounts available to Tenet Healthcare Corporation common shareholders:
Income from continuing operations, net of tax	$611		$410
Income from discontinued operations, net of tax	—		1
Net income available to Tenet Healthcare Corporation common shareholders	$611		$411
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$6.01		$3.83
Discontinued operations	—		0.01
	$6.01		$3.84
Diluted
Continuing operations	$5.71		$3.78
Discontinued operations	—		0.01
	$5.71		$3.79
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,639		106,929
Diluted	104,800		110,516

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,228	$858
Accounts receivable	2,914	2,943
Inventories of supplies, at cost	411	405
Assets held for sale	775	—
Other current assets	1,839	1,775
Total current assets	7,167	5,981
Investments and other assets	3,157	3,147
Deferred income taxes	77	19
Property and equipment, at cost, less accumulated depreciation and amortization	6,236	6,462
Goodwill	10,307	10,123
Other intangible assets, at cost, less accumulated amortization	1,368	1,424
Total assets	$28,312	$27,156

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$120	$145
Accounts payable	1,408	1,504
Accrued compensation and benefits	930	778
Professional and general liability reserves	254	255
Accrued interest payable	200	213
Liabilities held for sale	69	—
Other current liabilities	1,779	1,581
Total current liabilities	4,760	4,476
Long-term debt, net of current portion	14,882	14,934
Professional and general liability reserves	792	790
Defined benefit plan obligations	335	331
Deferred income taxes	326	217
Other long-term liabilities	1,709	1,800
Total liabilities	22,804	22,548
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,391	2,149
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,834	4,778
Accumulated other comprehensive loss	(181)	(181)
Accumulated deficit	(192)	(803)
Common stock in treasury, at cost	(2,861)	(2,660)
Total shareholders’ equity	1,608	1,142
Noncontrolling interests	1,509	1,317
Total equity	3,117	2,459
Total liabilities and equity	$28,312	$27,156

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Year Ended
	December 31,
	2023	2022
Net income	$1,311	$1,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	870	841
Deferred income tax expense	52	209
Stock-based compensation expense	66	56
Impairment and restructuring charges, and acquisition-related costs	137	226
Litigation and investigation costs	47	70
Net gains on sales, consolidation and deconsolidation of facilities	(23)	(1)
Loss from early extinguishment of debt	11	109
Equity in earnings of unconsolidated affiliates, net of distributions received	(13)	2
Amortization of debt discount and debt issuance costs	32	33
Pre-tax income from discontinued operations	—	(1)
Net gains from the sale of investments and long-lived assets	(29)	(117)
Other items, net	(4)	13
Changes in cash from operating assets and liabilities:
Accounts receivable	(29)	(140)
Inventories and other current assets	(139)	(64)
Income taxes	10	(26)
Accounts payable, accrued expenses, contract liabilities and other current liabilities	215	(898)
Other long-term liabilities	14	(15)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(154)	(214)
Net cash used in operating activities from discontinued operations, excluding income taxes	—	(1)
Net cash provided by operating activities	2,374	1,083
Cash flows from investing activities:
Purchases of property and equipment	(751)	(762)
Purchases of businesses or joint venture interests, net of cash acquired	(224)	(234)
Proceeds from sales of facilities and other assets	71	210
Proceeds from sales of marketable securities and long-term investments	50	76
Purchases of marketable securities and equity investments	(104)	(92)
Other items, net	(11)	(6)
Net cash used in investing activities	(969)	(808)
Cash flows from financing activities:
Repayments of borrowings	(1,542)	(2,851)
Proceeds from borrowings	1,370	2,023
Repurchases of common stock	(200)	(250)
Debt issuance costs	(16)	(24)
Distributions paid to noncontrolling interests	(594)	(560)
Proceeds from the sale of noncontrolling interests	43	27
Purchases of noncontrolling interests	(167)	(100)
Other items, net	71	(46)
Net cash used in financing activities	(1,035)	(1,781)
Net increase (decrease) in cash and cash equivalents	370	(1,506)
Cash and cash equivalents at beginning of period	858	2,364
Cash and cash equivalents at end of period	$1,228	$858
Supplemental disclosures:
Interest paid, net of capitalized interest	$(882)	$(848)
Income tax payments, net	$(243)	$(161)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in millions)	2023	2022	2023	2022
Net operating revenues:
Ambulatory Care	$1,077	$933	$3,865	$3,248
Hospital Operations and Services	4,302	4,057	16,683	15,926
Total	$5,379	$4,990	$20,548	$19,174

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$69	$63	$218	$206
Hospital Operations and Services	4	2	10	10
Total	$73	$65	$228	$216

Adjusted EBITDA (including grant income):
Ambulatory Care	$464	$407	$1,544	$1,327
Hospital Operations and Services	548	490	1,997	2,142
Total	$1,012	$897	$3,541	$3,469

Adjusted EBITDA margins (including grant income):
Ambulatory Care	43.1%	43.6%	39.9%	40.9%
Hospital Operations and Services	12.7%	12.1%	12.0%	13.4%
Total	18.8%	18.0%	17.2%	18.1%

Adjusted EBITDA margins (excluding grant income):
Ambulatory Care	43.1%	43.6%	39.9%	40.7%
Hospital Operations and Services	12.7%	11.1%	11.9%	12.3%
Total	18.8%	17.2%	17.2%	17.1%

Capital expenditures:
Ambulatory Care	$22	$17	$80	$75
Hospital Operations and Services	186	273	671	687
Total	$208	$290	$751	$762

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
Net income available to Tenet Healthcare Corporation common shareholders	$244	$102	$611	$411
Less:
Net income from discontinued operations	—	—	—	1
Net income from continuing operations	244	102	611	410
Impairment and restructuring charges, and acquisition-related costs	(53)	(129)	(137)	(226)
Litigation and investigation costs	(19)	(20)	(47)	(70)
Net gains on sales, consolidation and deconsolidation of facilities	11	1	23	1
Loss from early extinguishment of debt	—	—	(11)	(109)
Tax and noncontrolling interests impact of above items	22	37	39	70
Adjusted net income available from continuing operations to common shareholders	$283	$213	$744	$744

Diluted earnings per share from continuing operations	$2.30	$0.92	$5.71	$3.78
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.51)	(1.21)	(1.31)	(2.04)
Litigation and investigation costs	(0.18)	(0.19)	(0.45)	(0.63)
Net gains on sales, consolidation and deconsolidation of facilities	0.10	0.01	0.22	0.01
Loss from early extinguishment of debt	—	—	(0.10)	(0.99)
Tax and noncontrolling interests impact of above items	0.21	0.35	0.37	0.63
Adjusted diluted earnings per share from continuing operations	$2.68	$1.96	$6.98	$6.80

Weighted average basic shares outstanding (in thousands)	100,956	104,519	101,639	106,929
Weighted average dilutive shares outstanding (in thousands)	104,167	106,368	104,800	110,516

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in millions)	2023	2022	2023	2022
Net income available to Tenet Healthcare Corporation common shareholders	$244	$102	$611	$411
Less:
Net income available to noncontrolling interests	(212)	(172)	(700)	(590)
Income from discontinued operations, net of tax	—	—	—	1
Income from continuing operations	456	274	1,311	1,000
Income tax expense	(63)	(47)	(306)	(344)
Loss from early extinguishment of debt	—	—	(11)	(109)
Other non-operating income, net	11	4	19	10
Interest expense	(227)	(219)	(901)	(890)
Operating income	735	536	2,510	2,333
Litigation and investigation costs	(19)	(20)	(47)	(70)
Net gains on sales, consolidation and deconsolidation of facilities	11	1	23	1
Impairment and restructuring charges, and acquisition-related costs	(53)	(129)	(137)	(226)
Depreciation and amortization	(216)	(213)	(870)	(841)
Adjusted EBITDA	$1,012	$897	$3,541	$3,469

Net operating revenues	$5,379	$4,990	$20,548	$19,174

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	4.5%	2.0%	3.0%	2.1%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	18.8%	18.0%	17.2%	18.1%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

	2023
(Dollars in millions)	Q4	YTD
Net cash provided by operating activities	$824	$2,374
Purchases of property and equipment	(208)	(751)
Free cash flow – continuing operations	$616	$1,623

Net cash used in investing activities	$(333)	$(969)
Net cash used in financing activities	$(317)	$(1,035)

Net cash provided by operating activities	$824	$2,374
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(49)	(154)
Adjusted net cash provided by operating activities from continuing operations	873	2,528
Purchases of property and equipment	(208)	(751)
Adjusted free cash flow – continuing operations	$665	$1,777

	2022
(Dollars in millions)	Q4	YTD
Net cash provided by operating activities	$421	$1,083
Purchases of property and equipment	(290)	(762)
Free cash flow - continuing operations	131	321
Add back:
Medicare Advance Repayments	—	880
Payroll Tax Deferral Payments	128	128
Free cash flow – continuing operations, excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$259	$1,329

Net cash used in investing activities	$(306)	$(808)
Net cash used in financing activities	$(465)	$(1,781)

Net cash provided by operating activities	$421	$1,083
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(57)	(214)
Net cash used in operating activities from discontinued operations	—	(1)
Adjusted net cash provided by operating activities from continuing operations	478	1,298
Purchases of property and equipment	(290)	(762)
Adjusted free cash flow – continuing operations	188	536
Add back:
Medicare Advance Repayments	—	880
Payroll Tax Deferral Payments	128	128
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$316	$1,544

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

	First Quarter 2024		FY 2024
(Dollars in millions, except per share amounts)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,742	$1,872	$2,172	$2,417
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(20)	(10)	(75)	(25)
Net gains on sales, consolidation and deconsolidation of facilities	2,150	2,250	2,150	2,250
Loss from early extinguishment of debt(2)	(8)	(8)	(8)	(8)
Tax and noncontrolling interests impact of above items	(510)	(530)	(500)	(525)
Adjusted net income available from continuing operations to common shareholders	$130	$170	$605	$725

Diluted earnings per share from continuing operations	$16.59	$17.83	$20.69	$23.02
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.19)	(0.10)	(0.71)	(0.23)
Net gains on sales, consolidation and deconsolidation of facilities	20.48	21.43	20.48	21.43
Loss from early extinguishment of debt	(0.08)	(0.08)	(0.08)	(0.08)
Tax and noncontrolling interests impact of above items	(4.86)	(5.04)	(4.76)	(5.00)
Adjusted diluted earnings per share from continuing operations	$1.24	$1.62	$5.76	$6.90

Weighted average basic shares outstanding (in thousands)	102,000	102,000	102,000	102,000
Weighted average dilutive shares outstanding (in thousands)	105,000	105,000	105,000	105,000

(1) The figures shown represent the Company's estimate for restructuring charges. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to debt expected to be repurchased by the Company with sale proceeds in 2024.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	First Quarter 2024		FY 2024
(Dollars in millions)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,742	$1,872	$2,172	$2,417
Less:
Net income available to noncontrolling interests	(160)	(170)	(735)	(785)
Income tax expense	(590)	(620)	(840)	(885)
Interest expense	(230)	(220)	(835)	(825)
Loss from early extinguishment of debt(2)	(8)	(8)	(8)	(8)
Other non-operating income, net	10	20	70	80
Net gains on sales, consolidation and deconsolidation of facilities	2,150	2,250	2,150	2,250
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(20)	(10)	(75)	(25)
Depreciation and amortization	(210)	(220)	(840)	(870)
Adjusted EBITDA	$800	$850	$3,285	$3,485

Income from continuing operations	$1,742	$1,872	$2,172	$2,417
Net operating revenues	$5,000	$5,200	$19,900	$20,300
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	34.8%	36.0%	10.9%	11.9%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.0%	16.3%	16.5%	17.2%

(1) The figures shown represent the Company's estimate for restructuring charges. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to debt expected to be repurchased by the Company with sale proceeds in 2024.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2024
	Low	High
Net cash provided by operating activities	$1,650	$2,000
Purchases of property and equipment	(775)	(875)
Free cash flow – continuing operations	$875	$1,125

Net cash provided by operating activities	$1,650	$2,000
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(75)	(25)
Adjusted net cash provided by operating activities – continuing operations	1,725	2,025
Purchases of property and equipment	(775)	(875)
Adjusted free cash flow – continuing operations(2)	$950	$1,150

(1) The figures shown represent the Company's estimate for restructuring payments. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.